CONFIDENTIAL

17 JUNE 2008

DISCUSSION MATERIALS

LAZARD

NATIONWIDE FINANCIAL

NATIONWIDE FINANCIAL

CONFIDENTIAL

Disclaimer

The information herein has been prepared by Lazard based upon information supplied by Nationwide Financial Services, Inc. (the “Company”), or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions upon which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that the Company may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

LAZARD

Nationwide Financial

CONFIDENTIAL

Recent Trading Performance

- The median share price of life insurance peers has increased by 3.8% since March 7, 2008
- P/E multiples have increased at a greater percentage, as current market conditions have pressured operating earnings

	SHARE PRICE					2008E P/E [a]				
				% Change					% Change	
	6/13/08	5/15/08	3/7/2008	To 6/13/08	To 5/15/08	6/13/08	5/15/08	3/7/2008	To 6/13/08	To 5/15/08
NFS	**$50.78**	**$51.00**	**$37.93**	**33.9%**	**34.5%**	**11.2x**	**11.2x**	**8.0x**	**40.1%**	**40.4%**
Public Life Comparables:										
Ameriprise	$46.53	$50.65	$48.78	(4.6%)	3.8%	12.2x	13.3x	11.0x	11.4%	21.3%
Genworth	20.69	23.53	21.92	(5.6%)	7.3%	8.8	10.0	8.2	6.8%	21.5%
Lincoln	51.29	54.70	48.55	5.6%	12.7%	9.3	9.9	8.4	11.4%	18.8%
Manulife	38.60	39.22	36.77	5.0%	6.7%	13.3	13.4	12.1	10.0%	11.2%
MetLife	59.79	62.30	56.47	5.9%	10.3%	9.6	10.0	9.1	5.9%	10.3%
Principal	50.65	56.06	51.68	(2.0%)	8.5%	12.8	14.2	12.5	3.0%	13.7%
Protective	41.46	41.85	37.52	10.5%	11.5%	10.8	10.7	9.2	17.7%	17.3%
Prudential	71.06	76.46	69.22	2.7%	10.5%	9.4	10.1	8.9	6.2%	14.3%
Sun Life	45.03	48.20	45.08	(0.1%)	6.9%	11.0	11.8	10.5	4.8%	12.1%
Torchmark	62.00	64.24	59.07	5.0%	8.8%	10.5	10.8	10.0	4.4%	8.2%
			Mean	2.2%	8.7%	10.8x	11.4x	10.0x	8.2%	14.9%
			Median	3.8%	8.6%	10.6	10.8	9.6	6.5%	14.0%
S&P 500	$1,360.03	1,423.57	$1,293.37	5.2%						

Impact of Market Change on Offer Price		
Implied Price	Offer Price	Median % Change
$49.00	**$47.20**	**3.8%**

Source: Factset (3/7/08, 5/15/08 and 6/13/08) and company filings.

(a) Based on IBES median.

1 | LAZARD

NATIONWIDE FINANCIAL

CONFIDENTIAL

Preliminary Valuation Summary

PER SHARE EQUITY VALUATION

$40.75 6/13/08 $44.00

Comparable Company

Public Market $44.50 5/15/08 $47.00

Precedent $56.25 $65.00

Transactions

Comparable Company

Public Market 6/13/08 $46.86 $55.00

+ 15 to 25%

Control Premium $51.18 5/15/08 $58.75

Minority Buy-in Premiums $50.00 $57.00

52-Week $37.93 $64.59

Range

Analyst Forecasted $48.00 $56.00 Transaction Value

$35$ 40 $45 $50 $55 $60 $65

Nationwide Mutual Offer Price: $47.20 per share

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NATIONWIDE FINANCIAL

CONFIDENTIAL

NFS Summary Valuation

($ in millions, except per share data)

NFS Comparable Range Relevant Range Per Share Equity Value Statistic Low High Low High Low High I. PUBLIC MARKET VALUATION: a) Analyst Estimates:

2008E P/E $4.45 (a) 8.8x - 13.3x 9.0x - 9.5x $40.05 - $42.28 2009E P/E 5.20 (a) 6.2 - 11.7 8.0x - 8.5x 41.60 - 44.20 Price/Adjusted Book Value per Share $39.06 0.70x - 2.00x 1.12x - 1.12x $43.56 - $43.68

Selected Valuation Range $40.75 - $44.00

b) Management Estimates:

2008E P/E $4.49 8.8x - 13.3x 9.0x - 9.5x $40.43 - $42.67 2009E P/E 5.21 6.2 - 11.7 8.0 - 8.5 41.69 - 44.29 Price/Adjusted Book Value per Share $39.06 0.70x - 2.00x 1.10x - 1.11x $43.13 - $43.29

Selected Valuation Range $40.75 - $44.00

II. PRECEDENT TRANSACTIONS:

LTM P/E (1Q 2008) $4.32 (b) 12.6x - 15.2x 13.0x - 15.0x $56.20 - $64.85 FY1 P/E (Management) 4.49 12.1 - 13.8 12.5 - 13.5 56.15 - 60.64 Price/Adjusted Book Value (3/31/2008) $5,382.3 0.77x - 2.25x 1.55x - 1.80x $59.84 - $69.28

Selected Valuation Range $56.25 - $65.00

(a) Based on analysts that have updated or confirmed estimates since first quarter earnings release. (b) Excludes net after-tax benefit of $37.3mm in 2007 from unusual items.

3 LAZARD

Nationwide Financial
CONFIDENTIAL

Public Market Trading Analysis

($ in millions, except per share data)

				Share Price as a Multiple of:						Growth	
				Estimated EPS (a)							
	Share Price	FD Equity Mkt. Cap.	Float	2008E	2009E	Adj. Book Value (b)	2008E ROAE	Adj. Debt/ Capital (c)	RBC Ratio (d)	IBES LTGR	2008E - 2009E EPS
Manulife	$37.61	$56,714	$56,386	13.3x	11.7x	2.00x	18.3%	17.7%	439%	12.0%	13.8%
MetLife	59.79	43,206	27,076	9.6	8.7	1.33	13.6%	23.3%	383%	11.0%	10.5%
Prudential	71.06	31,444	31,075	9.4	8.0	1.43	15.1%	35.3%	551%	14.3%	17.7%
Sun Life	43.87	24,741	24,738	11.0	9.8	1.36	14.0%	19.8%	358%	8.0%	12.2%
Principal	50.65	13,235	13,060	12.8	11.1	1.97	14.9%	19.6%	376%	12.0%	15.2%
Lincoln	51.29	13,392	13,494	9.3	8.1	1.17	12.4%	22.8%	475%	11.1%	15.0%
Ameriprise	46.53	10,481	10,520	12.2	10.3	1.34	11.5%	16.5%	683%	11.0%	18.1%
Genworth	20.69	9,022	8,929	8.8	6.2	0.70	8.0%	22.0%	385%	10.0%	42.6%
Torchmark	62.00	5,635	5,553	10.5	9.6	1.68	15.7%	21.5%	283%	9.0%	8.8%
Protective	41.46	2,910	2,896	10.8	9.2	1.14	10.9%	23.9%	465%	9.0%	16.9%
High				13.3x	11.7x	2.00x	18.3%	35.3%	683%	14.3%	42.6%
Mean				10.8	9.3	1.41	13.4%	22.2%	440%	10.7%	17.1%
Median				10.6	9.4	1.35	13.8%	21.7%	412%	11.0%	15.1%
Low				8.8	6.2	0.70	8.0%	16.5%	283%	8.0%	8.8%
NFS:											
Pre-Offer (3/7/08)	$37.93	$5,270	$1,781 (e)	8.0x	7.2x	0.97x	11.8%	21.3%	563%	8.6%	10.0%
Current (6/13/08)	50.78	7,043	2,327 (e)	11.4 (f)	9.8 (f)	1.30	11.4% (f)	22.1%	563%	10.0%	16.9% (f)

Source: FactSet (6/13/08), and company filings
(a) Based on IBES median estimates.
(b) Adjusted to exclude accumulated other comprehensive income.
(c) Calculated based on Moody's hybrid security rating guidelines
(d) Based on company action level. Data as of 12/31/07.
(e) Reflects class A shares.
(f) Based on analysts that have updated or confirmed estimates since first quarter earnings release.

4 LAZARD

NATIONWIDE FINANCIAL

CONFIDENTIAL

Current Price/Adjusted Book Value vs. ROAE

($ in millions, except per share amounts)

PRICE/ADJUSTED BOOK VALUE VS. 2008E ROAE

Adj. P/B (a)

2.5x y = 0.3708e9.658x R2 = 0.8396

Principal

2.0

Manulife

Implied NFS (Analyst Est.(b))

(11.4%, 1.12x) Torchmark Implied Share Price: 1.5 $43.56

Ameriprise Prudential Sun Life MetLife Lincoln Protective

1.0

Implied NFS (Mgmt Est.) (11.3%, 1.11x) Genworth Implied Share Price: $43.29

0.5

5% 10% 15% 20%

2008E ROAE

PRICE/ADJUSTED BOOK VALUE VS. 2009E ROAE

Adj. P/B (a)

2.5x y = 0.3286e9.7659x R2 = 0.7033

Implied NFS (Analyst Est.(b))

Principal Manulife

2.0(12.5%, 1.12x) Implied Share Price: $43.68

Torchmark

1.5

Ameriprise Prudential Sun Life MetLife Protective Lincoln

1.0

Implied NFS (Mgmt Est.) Genworth(12.4%, 1.10x) Implied Share Price: $43.13

0.5

8% 12% 16% 20% 24%

2009E ROAE

Source: FactSet (6/13/08) and company filings.

Note: Management estimate for 2008E ROAE excludes pre-tax annual run-rate target of $27.0mm.

(a) Adjusted to exclude accumulated other comprehensive income.

(b) Based on analysts that have updated or confirmed estimates since first quarter earnings release.

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